Exhibit 2.1

                                                                  EXECUTION COPY


                                  MCY AGREEMENT




                                 by and between



                                  MCY.COM, INC.

                                       and

                         APPLIED DIGITAL SOLUTIONS, INC.



                          Dated as of October 19, 2000








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                                                                  EXECUTION COPY

                                  MCY AGREEMENT

                  MCY AGREEMENT dated as of October 19, 2000 (this "Agreement"), by and between MCY.com, Inc., a Delaware corporation ("MCY"), and Applied Digital Solutions, Inc., a Missouri corporation ("ADSX").


                                    RECITALS

                  WHEREAS, MCY Music World, Inc., a Delaware corporation and wholly-owned subsidiary of MCY ("Music"), owns or has exclusive rights in certain digital delivery architecture (collectively, the "MCY Technology"); and

                  WHEREAS, ADSX wishes to obtain from Music an exclusive, perpetual, fully paid, license for the use of the MCY Technology and Music wishes to grant such a license to ADSX, on the same basis, for such purposes only; and

                  NOW, THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.       Grant of MCY License; Consideration; etc,

                  (a) Grant of MCY License to ADSX. For the consideration set forth in Section 1(b) hereof, MCY shall cause Music to grant to ADSX an exclusive, perpetual, fully paid, personal, limited and non-transferable license (the "MCY License") of the MCY Technology pursuant to the terms, provisions and conditions of a license agreement between Music and ADSX in the form of Exhibit A attached hereto.

                  (b) Consideration. In consideration for the grant by Music of the MCY License, ADSX and the MCY Technology, ADSX agrees to pay to MCY an aggregate of [11,816,298] shares of ADSX common stock (the "ADSX Shares").

                  (c) Registration Rights Agreement. ADSX and MCY shall enter into a registration rights agreement by and between ADSX and MCY (the
         "ADSX Registration Rights Agreement") in the form attached hereto as Exhibit B which shall provide that ADSX shall file a registration statement on Form S-3 with the Securities and Exchange Commission (the "Commission") as soon as possible and shall provide that ADSX shall use its best efforts to cause such registration statement to be declared effective by no later than seventy-five (75) days from the date hereof (the "Registration Rights Termination Date").

                  (d) Escrow and Payment Agreement. MCY shall deposit the MCY License and MCY Technology into an escrow account pursuant to an escrow and payment agreement of even date herewith (the "Escrow and Payment Agreement") by and among MCY, ADSX and Parker Chapin LLP, as the escrow agent (the "Escrow Agent"), in the form attached hereto as Exhibit C.

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         ADSX shall deposit the ADSX Shares with the Escrow Agent who shall hold and release the ADSX Shares in accordance with the Escrow and Payment Agreement.

2.       Representations and Warranties.
         ------------------------------

         2.1      MCY hereby represents and warrants to ADSX as follows:

                  (a) Organization, Good Standing and Power. MCY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. MCY does not have any subsidiaries except as set forth on Schedule 2.1(a). MCY and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction (alone or in the aggregate) in which the failure to be so qualified will not have a MCY Material Adverse Effect. For the purposes of this Agreement, "MCY
         Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of MCY and its subsidiaries taken as a whole.

                  (b) Authorization; Enforceability. MCY has the requisite corporate power and authority to enter into and perform this Agreement, the ADSX Registration Rights Agreement and the Escrow and Payment Agreement and all other agreements, certificates, instruments and documents executed in connection therewith (collectively, the "MCY Transaction Documents"). The execution, delivery and performance of the MCY Transaction Documents by MCY and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of MCY or its Board of Directors or stockholders as required. The MCY Transaction Documents have been duly executed and delivered by MCY. Each of the MCY Transaction Documents constitutes a valid and binding obligation of MCY enforceable against MCY in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of the MCY Transaction Documents by MCY or Music, as the case may be, and the consummation by MCY of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of MCY's
         Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which MCY is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of MCY under any agreement or any commitment

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         to which MCY is a party or by which MCY is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to MCY or any of its subsidiaries or by which any property or asset of MCY or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a MCY Material Adverse Effect. The business of MCY and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a MCY Material Adverse Effect. MCY is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the MCY Transaction Documents in accordance with the terms hereof or thereof (other than any filings which may be required to be made by MCY with the Commission or state securities administrators pursuant to the terms hereof and any registration statement which may be filed pursuant hereto).

                   (d)  No Material Adverse Change.   Since September 30, 2000,
         neither MCY nor its subsidiaries has experienced or suffered any MCY Material Adverse Effect, other than a general decline in the stock price of MCY.com, Inc. common stock and that MCY continues to incur losses as a result of its operations.

                  (e) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of MCY, threatened against MCY or any subsidiary which questions the validity of this Agreement or any of the other MCY Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Filings or on Schedule 2.1(e) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of MCY, threatened, against or involving MCY, any subsidiary or any of their respective properties or assets which is likely to have a MCY Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against MCY or any subsidiary or any officers or directors of MCY or subsidiary in their capacities as such.

                  (f) Compliance with Law. The business of MCY and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on Schedule 2.1(f) hereto or such that, individually or in the aggregate, do not cause a MCY Material Adverse Effect. MCY and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or

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         regulatory  authorizations  and  approvals,   individually  or  in  the
         aggregate, could not reasonably be expected to have a MCY Material Adverse Effect.

                  (g) Certain Fees. Except as set forth on Schedule 2.1(g) hereto, no brokers, finders or financial advisory fees or commissions will be payable by MCY or any subsidiary with respect to the transactions contemplated by this Agreement.

                  (h)  Rule 144.  MCY understands  that the ADSX  Shares must be held indefinitely unless the ADSX Shares are registered under the Securities Act or an exemption from registration is available. MCY acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that MCY has been advised that Rule 144 permits resales only under certain circumstances. MCY understands that to the extent that Rule 144 is not available, MCY will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                  (i)  Acquisition  for  Investment.  MCY is purchasing the ADSX
         Shares solely for its own account for the purposes of investment and not with a view to or for sale in connection with distribution. MCY does not have a present intention to sell the ADSX Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the ADSX Shares to or through any person or entity; provided, however, that by making the representations herein, MCY does not agree to hold the ADSX Shares for any minimum or other specific term and reserves the right to dispose of the ADSX Shares at any time in accordance with federal and state securities laws applicable to such disposition. MCY acknowledges that it is able to bear the financial risks associated with an investment in ADSX Shares and that it has been given full access to such records of ADSX and the subsidiaries and to the officers of ADSX and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

                  (j) Accredited Investor. MCY is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that MCY is capable of evaluating the merits and risks of MCY's investment in ADSX.

                  (k) No Broker-Dealer Affiliation. MCY is not a broker-dealer registered with the Commission or an affiliate (as such term is defined in Rule 144(a) promulgated under the Securities Act) of a broker-dealer registered with the Commission.

                  (l) General. MCY understands that the ADSX Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and ADSX is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of MCY set forth herein in order to determine the applicability of such exemptions and the suitability of MCY to acquire the ADSX Shares. MCY understands that no United States federal or state agency or any government or

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         governmental  agency  has  passed  upon or made any  recommendation  or endorsement of the ADSX Shares.

                  (m) Opportunities for Additional Information. MCY acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of ADSX concerning the financial and other affairs of ADSX, and to the extent deemed necessary in light of MCY's knowledge of ADSX' affairs, MCY has asked such questions and received answers to the full satisfaction of MCY, and MCY desires to invest in ADSX.

                  (n) No General Solicitation. MCY acknowledges that the ADSX Shares were not offered to it by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or
         (ii) any seminar or meeting to which it was invited by any of the foregoing means of communication

         2.2 Representations and Warranties of ADSX. ADSX hereby represents and warrants to MCY as follows:

                  (a) Organization, Good Standing and Power. ADSX is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. ADSX does not have any subsidiaries except as set forth on Schedule 2.2(a) hereto. ADSX and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction (alone or in the aggregate) in which the failure to be so qualified will not have an ADSX Material Adverse Effect. For the purposes of this Agreement, "ADSX Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of ADSX and subsidiaries taken as a whole.

                  (b) Authorization; Enforcement. ADSX has the requisite corporate power and authority to enter into and perform this Agreement, the MCY License, the ADSX Registration Rights Agreement and the Escrow and Payment Agreement and all other agreements, certificates, instruments and documents executed in connection therewith (collectively, the "ADSX Transaction Documents") and to issue ADSX Shares in accordance with the terms hereof. The execution, delivery and performance of the ADSX Transaction Documents by ADSX and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of ADSX or its Board of Directors or stockholders is required. The ADSX Transaction Documents have been duly executed and delivered by ADSX. Each of the ADSX Transaction Documents constitutes a valid and binding obligation of the ADSX enforceable against ADSX in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy,

                                      -5-
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         insolvency, reorganization,  moratorium, liquidation,  conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized capital stock of ADSX and the shares thereof currently issued and outstanding as of September 29, 2000 are set forth on Schedule 2.2(c) hereto. All of the outstanding shares of ADSX' common stock have been duly and validly authorized.

                  (d) Issuance of Shares. The ADSX Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof shall be validly issued and outstanding, fully paid and nonassessable.

                  (e) No Conflicts. The execution, delivery and performance of the ADSX Transaction Documents by ADSX and the consummation by ADSX of the transactions contemplated hereby and thereby do not and will not
         (i) violate any provision of the ADSX' Certificate of Incorporation or its Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which ADSX is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of ADSX under any agreement or any commitment to which ADSX is a party or by which ADSX is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to ADSX or any of its subsidiaries or by which any property or asset of ADSX or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have an ADSX Material Adverse Effect. The business of ADSX and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a ADSX Material Adverse Effect. ADSX is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the ADSX Transaction Documents in accordance with the terms hereof or thereof (other than any filings which may be required to be made by ADSX with the Commission or state securities administrators pursuant to the terms hereof and any registration statement which may be filed pursuant hereto).

                  (f) No Material Adverse Change. Since September 30, 2000, other than as reported by ADSX in its Quarterly Report on Form 10-Q for the period ended September 30, 2000, as amended filed with the Commission, ADSX has not experienced or suffered any ADSX Material Adverse Effect.

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

                  (g)  No  Undisclosed  Liabilities.   Except  as  disclosed  on
         Schedule 2.2(g) hereto, neither ADSX nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of ADSX' or its subsidiaries respective businesses since December 31, 1999 and which, individually or in the aggregate, do not or would not have an ADSX Material Adverse Effect on ADSX or its subsidiaries.

                  (h) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of ADSX, threatened against ADSX or any subsidiary which questions the validity of this Agreement or any of the other ADSX Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Filings or on Schedule 2.2(h) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of ADSX, threatened, against or involving ADSX, any subsidiary or any of their respective properties or assets which is likely to have an ADSX Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against ADSX or any subsidiary or any officers or directors of ADSX or subsidiary in their capacities as such.

                  (i) Compliance with Law. The business of ADSX and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on Schedule 2.2(i) hereto or such that, individually or in the aggregate, do not cause an ADSX Material Adverse Effect. ADSX and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have an ADSX Material Adverse Effect.

                  (j) Certain Fees. Except as set forth on Schedule 2.2(j) hereto, no brokers, finders or financial advisory fees or commissions will be payable by ADSX or any subsidiary with respect to the transactions contemplated by this Agreement.

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

3.       Covenants
         ---------

         3.1  Sapient   Corporation.   MCY  shall   introduce  ADSX  to  Sapient
         Corporation ("Sapient") and to use its reasonable best efforts to request Sapient to enter an agreement with ADSX regarding proposed modifications of certain digital delivery architecture for ADSX; provided, however, that there can be no assurances that Sapient will agree to enter into an agreement with ADSX or that Sapient will agree to make the proposed modifications on terms acceptable to ADSX; provided, further, that ADSX will be solely responsible for the cost of such modifications and the delivery of the modified architecture by Sapient and the maintenance, hosting, bandwidth and all related costs.

         3.2 Registration and Listing. ADSX shall cause its common stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. ADSX will take all action necessary to continue the trading of its common stock on the applicable exchange or successor market. ADSX will take all action necessary to cause the listing of the ADSX Shares on Nasdaq or any successor exchange.

4.       Conditions, etc.
         ----------------

         4.1 Conditions Precedent to the Obligations of ADSX. The obligation hereunder of ADSX hereunder to deliver the ADSX Shares is subject to the satisfaction or waiver, at or before the Release Date (as such term is hereinafter defined), of each of the conditions set forth below. These conditions are for ADSX' sole benefit and may be waived by ADSX at any time in its sole discretion. For the purposes of this Agreement, the term "Release Date" shall mean the date on which all of the conditions set forth in this Section 4.1 and Section 4.2 have been fully satisfied.

                  (a) Accuracy of Representations and Warranties. Each of the representations and warranties of MCY shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Release Date.

                  (b) Performance. MCY shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by MCY as of the Release Date.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against MCY or any subsidiary, or any of the officers, directors or affiliates of MCY or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (e)  MCY Agreement.   MCY shall have delivered this  Agreement
         to ADSX.

                  (f)  MCY License.   MCY shall have executed and  delivered the
         MCY License to ADSX and delivered it to the Escrow Agent.

                  (g)  ADSX  Registration  Rights Agreement.  MCY   shall   have
         delivered the ADSX Registration Rights Agreement to ADSX.

                  (h) HSR Clearance. MCY shall have obtained all consents, approvals or waivers required to be obtained in respect of or filings with any Governmental Authority (as such term is hereinafter defined) that are required to permit the consummation of the transactions contemplated herein, and all waiting periods applicable to this Agreement and the transactions contemplated herein under the HSR Act
         (as such term is hereinafter defined), if applicable, shall have expired or been terminated. For the purposes of this Agreement, the term "Governmental Authority" means any federal, state or local regulatory authority or instrumentality, domestic or foreign, or any department or agency thereof including, without limitation, any authority, department, commission, board, bureau, agency, court or instrumentality. For the purposes of this Agreement, the term "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  (i) Secretary's Certificate. MCY shall have delivered to ADSX a secretary's certificate, dated as of the Release Date, as to (i) resolutions adopted by its the Board of Directors approving the MCY Transaction Documents and the transactions contemplate therewith, (ii) the Certificate of Incorporation of MCY as in effect as of the Release Date, (iii) the Bylaws of MCY, as in effect as of the Release Date, and
         (iv) the authority and incumbency of the officers of MCY executing the MCY Transaction Documents and any other documents required to be executed or delivered in connection therewith.

         4.2 Conditions Precedent to the Obligations of MCY. The obligation of MCY hereunder to deliver the MCY License and the MCY Technology is subject to the satisfaction or waiver, at or before the Release Date, of each of the conditions set forth below. These conditions are for MCY's sole benefit and may be waived by MCY at any time in its sole discretion.

                  (a) Accuracy of Representations and Warranties. Each of the representations and warranties of ADSX shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Release Date.

                  (b) Performance. ADSX shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by ADSX as of the Release Date.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against ADSX or any subsidiary, or any of the officers, directors or affiliates of ADSX or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (e) Effective Registration Statement. MCY shall have received from ADSX a copy of confirmation from the Commission that a registration statement on Form S-3 (or such other applicable form contemplated by the ADSX Registration Rights Agreement) including the ADSX Shares has been declared effective.

                  (f) ADSX  Registration  Rights  Agreement.  ADSX  shall   have
         delivered the ADSX Registration Rights Agreement to MCY.

                  (g)  MCY Agreement.   ADSX shall have delivered this Agreement
         to MCY.

                  (h) HSR Clearance. ADSX shall have obtained all consents, approvals or waivers required to be obtained in respect of or filings with any Governmental Authority that are required to permit the consummation of the transactions contemplated herein, and all waiting periods applicable to this Agreement and the transactions contemplated herein under the HSR Act, if applicable, shall have expired or been terminated.

                  (i) Secretary's Certificate. ADSX shall have delivered to MCY a secretary's certificate, dated as of the Release Date, as to (i) resolutions adopted by its the Board of Directors approving the ADSX Transaction Documents and the transactions contemplated therewith, (ii) the Certificate of Incorporation of ADSX as in effect on the Release Date, (iii) the Bylaws of ADSX, as in effect at the Release Date, and
         (iv) the authority and incumbency of the officers of ADSX executing the ADSX Transaction Documents and any other documents required to be executed or delivered in connection therewith.

                  (j) ADSX Shares. The ADSX Shares shall have been delivered to the Escrow Agent.

5.       Indemnification.

                  (a)  Survival   of   Representations   and   Warranties.   The
         representations and warranties set forth in Section 2 shall survive until the second anniversary of the Release Date.

                  (b) Indemnification by MCY. MCY agrees to indemnify and hold harmless ADSX and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by ADSX as a result of any inaccuracy in or breach of the representations, warranties or covenants made by MCY herein.

                  (c) Indemnification by ADSX. ADSX agrees to indemnify and hold harmless MCY and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by MCY as a result of any inaccuracy in or breach of the representations, warranties or covenants made by ADSX herein.

                  (d) Indemnification Procedure. Any party entitled to indemnification under this Section 5 (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
         Section 5 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty
         (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section 5 to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

6.       Miscellaneous.
         --------------

                  (a) Expenses. All expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

                  (b) Assignment; Pledge. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (by merger, consolidation or sale of all or substantially all of the assets of such party) and permitted assigns. This Agreement may not be assigned, transferred or pledged by either party, without the prior written consent of the other party hereto.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

                  (d) Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR DISTRICT OR TO CLAIM THAT SAID COURTS CONSTITUTE AN

         INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN
         SECTION 6(j). EACH OF THE PARTIES HERETO UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (e) Entire Agreement. This Agreement and any exhibits and attachments hereto, and the other agreements referred to herein, constitute the complete and exclusive understanding and agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter including, without limitation, the ADSX Agreement of even date herewith between the parties and the agreements contemplated thereby, all of which are merged herein. There are no representations, promises or understandings regarding such subject matter, except to the extent expressly set forth herein.

                  (f) Remedies Cumulative; Invalidity. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement available to either of the parties hereto. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability of any other term or provision hereof. It is the intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

                  (g) Waiver. No course of dealing or omission or delay of the part of any party hereto in asserting or exercising any rights hereunder shall constitute or operation as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

                  (h) Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

                  (i) Relationship of Parties. Nothing contained herein shall be deemed to constitute a partnership between, or a joint venture by or employment relationship between or among the parties hereto. This Agreement is between two independent contracting parties. Nothing herein is intended nor shall it make either party a fiduciary of the other party.

                  (j)  Notices.  All  notices,  demands,   consents,   requests,
         instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day (as such term is hereinafter defined) of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 6(j)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). For the purposes of this Agreement, the term "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. For the purposes of this Agreement, if a day referenced herein is not a Business Day or if a notice is given or delivered on a day which is not a Business Day, such day shall be deemed to occur or such notice shall be deemed to be given or delivered on the next Business Day. All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

                  If to MCY or Music:

                  MCY.com, Inc.
                  1133 Avenue of the Americas, 28th Floor
                  New York, New York 10036
                  Telephone: 212-944-6444
                  Facsimile: 212-944-6943
                  Attention:        President

                  with copies to:

                  MCY Music World, Inc.
                  1133 Avenue of the Americas, 28th Floor
                  New York, New York 10036
                  Telephone: 212-944-6444
                  Facsimile: 212-944-6943
                  Attention: Mitchell Lampert, General Counsel and to:

                  Parker Chapin LLP The Chrysler Building, 405 Lexington Avenue New York, New York 10174 Telephone: 212-704-6050 Facsimile:
                  212-704-6288
                  Attention: Martin Eric Weisberg, Esq.

                  If to ADSX:

                  Applied Digital Solutions, Inc.
                  400 Royal Palm Way, Suite 410
                  Palm Beach, Florida 33480
                  Telephone: 561-366-4800
                  Facsimile: 561-366-0002
                  Attention: David Beckett, General Counsel

                  with a copy to:

                  Bryan Cave LLP
                  245 Park Avenue
                  New York, New York  10167
                  Telephone: 212-692-1813
                  Facsimile: 212-692-1900
                  Attention:        Dennis McCusker, Esq.
                                    Robert A. Ansehl, Esq.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 6(j).

                  (k) Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same instrument. Section headings have been inserted herein for convenience of reference only and shall not have any impact on the construction or interpretation of this Agreement.

                  (l) Publicity; Joint Statements. Each of the parties hereto agrees that it will not disclose, and will not include in any public announcement, the names of the other party hereto without the consent of such party, which consent will not be unreasonably withheld or delayed or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement; provided, however, that if ADSX makes a public announcement with regarding the ADSX License, it will not disclose the name of MCY or MCY's business in such announcement and it will provide MCY with a copy of prior to the public announcement; provided, further, that ADSX will not disclose the name of MCY or the MCY License in any such announcement until the Release Date without MCY's prior written consent. Each of the parties hereto agrees to cooperate with the other party to prepare and issue a joint statement to the public regarding the transactions contemplated herein which will be issued concurrently. Each of the parties hereto agree to cause their respective chairmen and chief executive officers to meet with securities holders of MCY and ADSX by no later than forty-five (45) days after the Release Date.

                  (m) Further Assurances. From and after the date of this Agreement, upon the request of a party hereto, the other party shall executed and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

                  (n) Headings. The section headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, each of MCY and ADSX has duly executed this Agreement as of the day and year first above written.



MCY.com, Inc.                                    Applied Digital Solutions, Inc.


By:  /s/ Bernhard Fritsch                        By:  /s/ Garrett A. Sullivan
    -------------------------------------            ---------------------------
     Name:   Bernhard Fritsch                        Name:   Garrett A. Sullivan
     Title:  Chairman and Chief Executive            Title:  President
             Officer

                    Exhibit A. MCY License Agreement
                    --------------------------------
                              (copy to be attached)

                  Exhibit B. ADSX Registration Rights Agreement
                  ---------------------------------------------
                              (copy to be attached)

                     Exhibit C. Escrow and Payment Agreement
                     ---------------------------------------
                              (copy to be attached)